U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 11, 2001

                        COMMISSION FILE NUMBER: 000-30071

                               e-Synergies, inc.

             (Exact name of registrant as specified in its charter)


            California                                    91-2021595
--------------------------------------             -------------------------
(State or jurisdiction of incorporation            (I.R.S. Employer I.D. No.)
or organization


827 State Street, Suite 14
Santa Barbara, California                                   93101
(Address of principal executive offices)                 (Zip Code)
--------------------------------------                ----------------

                   Registrant's telephone number: (805)560-1308

                             Not applicable
     -----------------------------------------------------
     (Former name or former address, if changed since last report)

Item 1.    Changes in Control of Registrant

On or about February 20, 2001, the company entered into a stock exchange agreement with Salesmation, Inc., Inc., pursuant to which it acquired 100% of the outstanding capital stock of Salesmation in exchange for 11,187,501 shares of its common stock. The shareholders of Salesmation received 1.25 shares of company stock in exchange for every share held by each shareholder in Salesmation. This transaction resulted in a change in control of the company, as set forth in more detail in Item 5.



Item 2.    Acquisition or Disposition of Assets

The acquisition of 100% of Salesmation's common stock, resulted in the company acquiring Salesmation as a wholly owned subsidiary, and the business of Salesmation as well, as detailed below. Management believes that the business of Salesmation complements its own, in that both are Internet based and related to e-commerce.

Business-in General

E-Synergies, inc. continues to engage in the business of Internet sales of caviar from its e-commerce web sites. Salesmation engages in the business of providing e-market solutions and turnkey services to help clients increase online customer conversion, customer retention, and online revenue, in a hosted Application Service Provider, or ASP environment. Salesmation's e-marketing solutions allow clients to analyze their web site visit behavior, deliver personalized rich media marketing messages via e-mail or in-house banners and billboards, and measure response rates for use in future campaigns. Salesmation also offers complete interactive marketing services to clients seeking the strategic direction, creative support and technology resources needed to optimize and execute data driven, rich media and viral marketing campaigns.

Forward Looking Statements

This report contains forward-looking statements. Salesmation's expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.

Business Overview

Salesmation, Inc. is a technology-based e-marketing company that provides:

* Affordable, easy-to-use Web-based e-marketing tools
* Turn-key interactive marketing services
* Data and e-mail list services

As the Internet grows, advertisers and marketers have the opportunity to reach broad, global audiences. Jupiter Communications estimates that spending for advertising on the Internet in the United States will increase from approximately $1.9 billion in 1998 to $7.7 billion by 2002, representing a compound annual growth rate of 42%. The Direct Marketing Association has estimated that spending on Internet direct marketing to consumers will grow from an estimated $224 million in 1998 to $2.0 billion in 2003, representing a compound annual growth rate of 55%. Due to the growth in the number of Web users, the interactive nature of the Web and the Web's global reach, advertisers and marketers are increasing their use of the Internet to promote their products, services and brands.

Newport Beach, CA based Salesmation, Inc. provides technology-based e-marketing services that enable companies to deliver customized online marketing messages. Salesmation, Inc. provides marketers with an Application Service Provider (ASP) e-marketing solution that is fully integrated, affordable and user friendly to help clients grow market share, increase customer revenue and improve customer retention. Salesmation, Inc.'s comprehensive suite of tools will analyze customer behavior, deliver targeted and personalized e-marketing campaigns and measure customer response for use in future campaigns. These solutions enable marketers to optimize all of their marketing programs including rich media e-mail, site personalization, direct mail and other promotional activities.

The market for technology-based e-marketing products and services is highly competitive, evolving and subject to rapid technological change. The current competitive landscape is occupied with high-end, high-priced client server based software. Salesmation, Inc. distinguishes itself from competitors by delivering proprietary technology that provides marketers with a Web-based e-marketing solution that is fully integrated, cost-effective and user friendly. Salesmation, Inc. further distinguishes itself through its' ability to provide complete interactive marketing services to assist businesses in developing innovative ways to implement our technology-based e-marketing solutions.

Products and Services

Salesmation, Inc.'s technology-based e-marketing services encompass e-mail marketing management, campaign planning and execution, campaign message management and campaign analysis. Our tools can be delivered individually or as a suite of services and are principally priced based on cost per thousand impressions and available on a monthly subscription plan or pre-pay discount plan.

Salesmation, Inc. will initially launch three core technology-based e-marketing tools targeted for use by small to mid-sized businesses. Salesmation, Inc. will provide marketers with an Application Service Provider (ASP) e-marketing solution that is fully integrated, affordable and user friendly to help clients grow market share, increase customer revenue and improve customer retention. A comprehensive suite of tools will analyze customer behavior, deliver targeted and personalized e-marketing campaigns and measure customer response for use in future campaigns. eMessage Mailer (lets a client personalize and customize the selling message to each of their individual customers using rich-media templates. eCampaign Manager (integrates and transforms online and offline customer information into actionable e-marketing insights, which enables marketers to build powerful marketing campaigns. This will help maximize the most important business drivers of Web sites: visitor acquisition, customer conversion, and customer retention. eCampaign Manager delivers a closed-loop solution that is designed to ensure that the right message or offer, is presented to the right customer, delivered through the right channel, and communicated at the right time. eCampaign Plus!( is everything that's in eCampaign Manager plus a powerful rules engine that gives clients the power to deliver precisely targeted marketing campaigns based on an unlimited combination of offline demographics and online click stream data.

Salesmation, Inc. also provides clients with two additional services. The first, interactive marketing services provide marketing consulting, creative services and copy writing to enhance or compliment the tool offering. The second service, data and e-mail list services, allows clients to acquire new customers through opt-in e-mail campaigns. Together, the technology-based products, the interactive marketing services and the data and e-mail list services will provide an integrated, simple solution to marketing on the Internet.

Differentiation

Salesmation, Inc. anticipates that it will be a disruptive force in the Web based e-marketing landscape. The majority of the competitive set is focused on high-end, high-priced complex solutions. Salesmation, Inc. is radically altering the e-marketing paradigm by releasing the industry's first affordable, accessible and easy-to-use integrated online marketing service that is targeted for broad use by small to mid-sized businesses.

Cost Effective Price. By minimizing the need for the intervention of programmers and technical support representatives, the Salesmation, Inc. one-to-many ASP model allows for an extremely competitive subscription based and pre-paid discount pricing plans. These pricing structures enable companies to open accounts with minimal risk.

High Accessibility. Offering the Salesmation, Inc. suite of tools as a Web-based application service allows companies to sidestep a number of the costs and concerns associated with client-server based e-business applications, including those related to hardware requirements, server load, planning, implementation, integration time and scalability.

By eliminating back-end integration and by emphasizing object-oriented functionality, Salesmation, Inc. is able to simultaneously serve thousands of clients with its state of the art server infrastructure.

User Friendly.   Without the necessity for back-end integration and with an intuitive graphical user interface, the Salesmation, Inc. suite of tools can be easily put to work. This enables employees with limited technical expertise, such as sales reps and marketers, to master the products.

Unique Services.   Salesmation, Inc. clients are able to serve personalized
marketing messages stylized with creative ads chosen from thousands of unique, pre-created rich-media templates, enabling them to launch innovative and attention-grabbing marketing campaigns. Additionally, Salesmation, Inc. provides turn-key interactive marketing services from strategic consulting to creative execution. And of course Salesmation, Inc. provides data and e-mail list services for clients seeking new ways to use the Web Based e-marketing tools.

Closed-Loop Solution.   By intelligently integrating best-of-breed and
proprietary technology into a closed loop solution, Salesmation, Inc. can help businesses develop an invaluable 360-degree view of the customer. By using the powerful rules engine technology and combining online data with offline data, clients can gain a complete picture of a customer and can better provide relevant communication messages.

Globalized E-Marketing.   Salesmation, Inc. is building a globalized
infrastructure to provide e-marketers with the tools and services to deliver marketing messages globally. The Company's relationship with M2 Limited, a sister company, will enable Salesmation, Inc. to offer its services in multiple languages. Additionally, Salesmation, Inc. clients will be able to serve all communications in those languages, allowing them to expose their offerings in a number of global markets.

Privacy.   Salesmation, Inc. maintains and strictly enforces a rigorous privacy policy, which explicitly affirms the Company's commitment to maintaining the security and privacy of client information, as well as all consumer profile information handled by Salesmation, Inc. applications. Furthermore, Salesmation, Inc. is a member of the Direct Marketing Association, and fully adheres to the organization's Privacy Promise Compliance Guide.

Partnerships

Salesmation, Inc. believes in delivering business advantage through partnership and our commitment to providing dynamic e-marketing solutions to the marketplace is relentless. True to that spirit, the company is forging unique, strategic relationships with an elite core of industry partners. Together, with partners, Salesmation, Inc. strives to help customers win in the Internet era by creating comprehensive best-of-breed solutions.

Acxiom

The Acxiom InfoBase is the largest collection of U.S. consumer, business and telephone data available in one source for database or file enhancement, analytical services and list rental. The combination of the Acxiom comprehensive market data with Salesmation, Inc.'s online click stream and purchase behavior enables highly targeted and personalized communications to consumers.

Blaze Software

Blaze Software is a leading provider of rules-based e-business software enabling adaptable and personalized interaction that is consistent across all contact points. The Blaze Advisor Innovator gives business managers the power to create and change business logic using familiar terms. By combining Salesmation, Inc. and Blaze technology, marketers can easily personalize e-marketing campaigns using business rules that drive relevant customer product recommendations, promotions, and up-sell/cross-sell opportunities.

NetCreations

NetCreations is the largest network of high-quality, targeted opt-in email addresses on the Internet with more than 3,000 topical lists and 10 million names. Combined with Salesmation, Inc.'s rich-media technology, it provides clients powerful acquisition e-marketing campaigns.

Business Strategy

Expand Technology-Based Product Offerings.   Our underlying Technology-based
product architecture enables Salesmation, Inc. to develop new products and enhancements rapidly. The Company will continue to invest in research and development to expand the Technology-based product offerings in the e-marketing solutions market. Salesmation, Inc. utilizes a customer-driven development cycle, focused on identifying current and future e-business requirements, through customer feedback loops and frequent customer meetings. Salesmation, Inc. intends to continue to work closely with other application, technology and system integration companies to identify other opportunities to expand our product offerings.

Deliver Affordable, Accessible and Easy-to-Use Web-Based Products.   By
leveraging the flexibility of an application service provider (ASP) environment Salesmation, Inc. can deliver cost efficient Web-based tools. The graphical user interface (GUI) will be designed to deliver intuitive products that will enhance the user experience.

Expand Interactive Marketing Services and Data and E-Mail List Services Groups. The Salesmation, Inc. Interactive Marketing Services and Data and e-mail list services groups are important to ensure our customers' success and to drive increased sales.

The professional services assist businesses in developing innovative ways to implement our technology-based e-marketing solutions, leading to increased adoption of our products.

Target Small to Mid-Sized e-Commerce Companies.   Salesmation, Inc. can provide
significant benefits to small to mid-sized companies that require e-mail marketing management, campaign message management and campaign analysis. The Company also intends to target companies that rely on the Internet to conduct electronic commerce. These constituencies are targeted through advertising and marketing, the direct sales force, business development teams and international sales offices.

Create Alliances with Advertising Agencies.   Salesmation, Inc. intends to
create alliances with traditional advertising agencies to extend our direct sales efforts. The Company will provide agencies with critical e-marketing technology expertise, which Salesmation, Inc. believes will accelerate our penetration of medium-sized corporate clients.

Maintain Technology Differentiation.   Salesmation, Inc. believes that our
technology is a key competitive differentiator. Our technology platform enables us to efficiently deploy services that give our clients innovative marketing capabilities while providing the ability to integrate on-line and off-line customer information into targeted online messages in real time. Our architecture enables our services to scale geographically across the Internet and can manage a large number of transactions at any given time.

Enhance Sales Capabilities. Through Marketing and Business Relationships. Salesmation, Inc. plans to broaden our existing marketing and business relationships with companies such as Blaze Software, iLux, Net Perceptions and Acxiom, and to build relationships with additional companies for our campaign and message management capabilities. The Company is seeking to work with traditional and interactive advertising agencies, online ad serving companies, ad publishing representatives, Web development and consulting firms, business application companies and systems integrators. Our objective is to establish alliances with these companies and accelerate our sales penetration into clients that would benefit from our services. In addition, the Company expects to develop and manage affiliate and sponsorship programs that generate shared revenues derived from prospective e-commerce-based services.

Deliver Flexible Online Marketing Solutions.   Salesmation, Inc. believes that
online marketers will increasingly demand greater flexibility and accountability in their marketing programs. Because the Company can unbundle our technology-enabled tools and services, our services can be deployed together with the capabilities offered by some other advertising and technology providers. This flexibility creates enhanced revenue opportunities and accelerates market adoption of our services and technology by targeting clients interested in unbundled elements of our services.

Build an International Presence.   Salesmation, Inc. plans to expand our
capabilities and presence internationally in order to capitalize on the global reach of the Internet. The company also believes there is a significant opportunity to provide our services to companies based outside of the United States that require technology-enabled marketing services tailored for their local markets. By leveraging the core-competency of our sister company M2 Limited; Salesmation, Inc. will have the capability to affordably create international marketing modules that permit multi-language message management.


Product and Service Offerings

Salesmation, Inc.'s technology-based e-marketing services encompass e-mail marketing management, campaign planning and execution, campaign message management and campaign analysis. Our tools can be delivered individually or as a suite of services and are principally priced based on cost per thousand impressions and available on a monthly subscription plan or pre-pay discount plan.

Salesmation, Inc. will initially launch three core technology-based e-marketing tools targeted for use by small to mid-sized businesses. Salesmation, Inc. will provide marketers with an Application Service Provider (ASP) e-marketing solution that is fully integrated, affordable and user friendly to help clients grow market share, increase customer revenue and improve customer retention. A comprehensive suite of tools will analyze customer behavior, deliver targeted and personalized e-marketing campaigns and measure customer response for use in future campaigns. eMessage Mailer( lets a client personalize and customize the selling message to each of their individual customers using rich-media templates. eCampaign Manager( integrates and transforms online and offline customer information into actionable e-marketing insights, which enables marketers to build powerful marketing campaigns. This will help maximize the most important business drivers of Web sites: visitor acquisition, customer conversion, and customer retention. eCampaign Manager delivers a closed-loop solution that is designed to ensure that the right message or offer, is presented to the right customer, delivered through the right channel, and communicated at the right time. eCampaign Plus!( is everything that's in eCampaign Manager plus a powerful rules engine that gives clients the power to deliver precisely targeted marketing campaigns based on an unlimited combination of offline demographics and online click stream data.

Technology-Based Products

Selling on the Internet doesn't have to be difficult - Salesmation, Inc. offers the most comprehensive solution to Internet marketing. Salesmation, Inc. gives clients the tools to analyze, target, personalize, advertise and then measure the results in one easy-to-use, highly affordable package. Salesmation, Inc. is an integrated suite of easy-to-use, Web-based e-marketing tools that can be accessed from anywhere, any time - 24 hours a day, seven days a week. Salesmation, Inc. is an Application Service Provider (ASP) so there's no software, downloads or upgrades - ever. Three tools make up the initial Salesmation, Inc. suite:

     - eMessage Mailer - Personal interaction is the key to successful selling - It's just that simple. eMessage Mailer lets a client personalize and customize the selling message to each of their individual customers. A large stable of professionally created rich-media templates are available, or clients can have Salesmation, Inc. create a custom template. All sent e-mails are tracked to provide a variety of detailed reporting items.

Features
* Simple-to-use rich-media e-mail templates
* Personalize e-mail greetings and salutations
* eMessage Control Center lets you see all your e-mail reports easily and quickly
* Line-item list editing
* All e-mails can be uploaded in most standard file formats
* Instantly accessible from any browser location
* eMessage Mailer is a totally Web-based application service provider (ASP) format
* All data is hosted on Salesmation, Inc. secure servers
* Support for multi-targeted global e-mail marketing messages


     - eCampaign Manager - Internet customers are a moving target. eCampaign Manager not only helps turn browsers into buyers - it also works to keep them coming back again and again. Automatically, eCampaign Manager converts analysis into action. Using information taken from customer's Web site, banners, pop-up billboards and e-mails are converted into effective, targeted selling tools.

Features
* Automates the delivery of personalized, targeted and dynamic e-mail campaigns
* Easy-to-use, intuitive templates
* Over 100 pre-configured marketing segments - unlimited number of custom marketing segments
* Flexibility allows clients to precisely target any segment of visitor from their Web site traffic reports
* Serves custom pop-up billboards and banners on the Web site based on the visitor behavior
* Recognizes registered and unregistered visitors
* eCampaign Control Center allows client to select the dates, times and rotation cycle of their campaigns and even manually adjust scheduling after launch
* Reports all campaign statistics such as total impressions served and click-thorough percentage
* Simple to use - no learning curve

     - eCampaign Plus! - Everything that's in eCampaign Manager plus a powerful rules engine that gives clients the power to deliver precisely targeted marketing campaigns based on an unlimited combination of offline demographics and online click stream data.

Features
* Allows a client to build their marketing logic into marketing campaigns
* Expands marketing segments with the use of extensive off-line data, and filtering rules.
* Automatically fires rules based on off-line and on-line data
* Easy-to-use interface

Interactive Marketing Services

Interactive marketing services are available to clients seeking the strategic and creative support needed to integrate and optimize their marketing efforts, both within the scope of their Salesmation, Inc. campaigns and beyond. These services focus on the following areas:

* Strategy - Salesmation, Inc. e-marketing strategy specialists can help clients identify and reach their target audiences and optimize their use of the Salesmation, Inc. tools.
* Creative - Leveraging their collective experience in graphic design, Flash development, Web design and rich-media, the Salesmation, Inc. creative team can artfully tailor the look, feel, and sound of an e-mail, banner or billboard campaign according to the client's guidelines.
* Copyrighting - Clients may also leverage the professional copyrighting expertise of our creative team to enhance the impact of their communication messages, improve click-through rates, and increase ROI.

Data and E-Mail List Services
A natural complement to the customer retention solutions delivered by the Salesmation, Inc. platform, the Company's data and e-mail list services enable clients to dramatically increase their customer acquisition rates through effective direct e-mail marketing. After working with the client to identify the desired target audience, Salesmation, Inc. leverages industry relationships and strategic partnerships to acquire the most highly targeted, third-party e-mail lists available. The use of each list is sold to the client on a cost-per-mailing basis. In HTML and rich media campaigns, clients may also leverage creative and copyrighting services, as well as the Company's e-mail tracking service, which generates useful reports on click-through rates, open rates, and bounces.

Salesmation, Inc. has begun to develop relationships to co-op database for small-to-mid-size businesses. By providing Salesmation, Inc. with a their customer lists, and allowing other non-competitive businesses to rent these lists, Salesmation, Inc. will be providing a valuable tool by networking these companies. Salesmation, Inc. will build and manage this database, collecting a fee every time a name is used. In addition, Salesmation, Inc. will provide valuable profile data through the use of enhancement data from Acxiom.

Salesmation, Inc. has also begun to work aggressively to build a proprietary e-mail database. This database product will have both a B2B and B2C component and will be developed from a multi-prong marketing approach.

Through the use of e-mail marketing to prospects and banner advertising by Salesmation, Inc., all respondents will be added into a marketing database
(MDB) that in turn can be rented to non-competitive businesses. Names will also be added from our Guest Registrants and Customer MDB. We expect to rent this list at $200 per thousand names used, with a minimum order of 5,000 names ($1,000 minimum). In addition, Salesmation, Inc. will develop a B2C list from sweepstakes promotions and will be able to provide lifestyle interest and demographic characteristics as data selects when renting this list. The target rental rates for these lists are $175 - $250 per thousand.

Sales and Marketing

Salesmation, Inc. will utilize proven sales and marketing strategies to build awareness, drive traffic, create customer relationships and build industry credibility. Salesmation, Inc. will distinguish itself from competitors by providing small to mid-sized businesses with fully integrated, yet affordable and user friendly, Web-based e-marketing solutions. All Salesmation, Inc. tools allow users to utilize professionally created rich-media templates, personalizing and detailed ROI tracking. The products and services are designed to be an integral part of a client's marketing mix to convert Web browsers into buyers. Our e-marketing tools focus on the most important business drivers of Web sites: visitor acquisition, customer conversion, and customer retention.

Salesmation maintains a global network of resellers in North and South America as well as South Africa.


Marketing Plan

* To Create national awareness of Salesmation, Inc. within small to mid-sized businesses and with marketing and advertising agencies
* To position Salesmation, Inc. as simple to use, affordable, technology-based e-marketing services
* To create and build strong customer relationships and loyalties, using cross marketing and traditional sales techniques to expand current customer usage

Promotion Strategy

* Generate sales leads and awareness in target markets by exhibiting at trade events and conferences
* Pursue an aggressive speaking schedule (leading conference sessions, sitting on discussion panels, speaking at industry events) for the key management team on the topics of e-marketing
* Partner with interactive associations such as Society for Internet Advancement to generate grass roots interest in Salesmation, Inc.
* Stimulate trial by offering key Technology-based products at a discount for a limited time
* Proactively develop cross-sell and up-sell opportunities
* Develop and implement an incentive plan to stimulate referrals
* Actively post Salesmation, Inc. information on message boards

Public Relations Strategy

* Implement and maintain a national publicity program to position Salesmation, Inc. as a leader and credible expert on technology-enabled e-marketing

Sales Plan


Product Development
Strategic Objectives

* Develop a modular, scalable platform on which new products can be developed and added in a timely manner.
* Develop using layers of abstraction to allow the integration of the Salesmation, Inc. products into partners or client IT infrastructure.
* Create the best technology and implementation available to our customers at an affordable cost.
* Implement in a platform-agnostic manner to allow the rapid adoption of emerging technology on any platform.
* Implement a component architecture that allows mixing and matching of products within the Salesmation, Inc. framework.
* Development a multi-project set of development resources (internally and externally) to provide for integration, product development, and product enhancement support
* Implement all technology, code, and architecture in a globalized manner to allow for rapid deployment in any language, anywhere in the world.

Technology

Our proprietary technology platform utilizes a Web-based server side application with both HTML and java based client modules. The advantages of deploying a "server side" application lie primarily in the ease with which product revisions and enhancements can be delivered to the client. The Company's centralized architecture eliminates the requirement to port, test and release a majority of the Company's system components on multiple hardware and software platforms. The production and application systems are maintained and run by Salesmation, Inc. to ensure the highest level of reliability and service to the Company's clients. As a result, the Company can iterate new releases of technology quickly, resulting in time-to-market competitive advantages for its clients. For example, by simply calling up the Salesmation, Inc. Web page, the user will always receive the latest version of the Company's Action Analysis capabilities.

In addition, user authentication and logins are handled through HTTP Secure Socket Layer protocol using a classical "User Name" and "Password" scheme. This ensures customer security and privacy. All electronic payment of services is handled through custom Active Server Page code with payment processing and verification handled through Card Services International. Our e-mail engine is custom developed and capable of multiple SMTP threads with throughput that can be load balanced across multiple UNIX Send-mail clients.

Competitive Advantages of Our Technology

Real Time.   Campaign customization and optimization occurs in or near real time. Our technology is structured to enable our clients to establish business rules which will automatically customize an advertising message in response to predefined events the moment, or shortly after, the event occurs. Real-time adjustments can also be made manually based on reports received during ongoing campaigns.

Flexibility.   Our platform is designed to be flexible, supporting both simple operations such as remote banner serving and click-through tracking and more sophisticated operations, such as return on investment tracking and automated feedback. Marketing campaigns can be modified in real time automatically or manually, based on changes in the data stored in various objects. Our architecture is also designed to be open and compatible with most major business software applications and systems. Our technology also supports major industry standards for programming languages, operating systems and Internet protocols.

Scalability and Reliability.   Our architecture is designed to scale in
anticipation of increased transaction demand and the ability of our systems to process the transactions. Our technology is scalable by simply adding more servers to accommodate system data traffic. The application logic of our technology is designed to remain unchanged as the transaction volume grows. In addition, our technology uses automatic failure protection combined with fault tolerance, which allows campaign requests to be served even if one or more servers are down.

Ease of Install. Salesmation, Inc. does not require a maintenance investment from IT resources. On the client side, our tools, which operates from within a Web browser, uses a "wizard-driven" interface that makes its functionality easily available to non-technical users. Reports can be scheduled or generated on demand without the intervention of IT staff.

Flexibility to Comply with Privacy Standards.   Our technology is designed in
anticipation of privacy concerns and is engineered to be compliant with both domestic and international privacy standards. Salesmation, Inc. does not sell any personally identifiable data or anonymous user profile information.

Technical Support

Salesmation, Inc. provides technical support throughout our Web site using "help" pop-up buttons and through an outsourced call support center. The call support center is a month-to-month agreement.

Patents

The Company relies primarily on a combination of trademark, copyright, and trade secret laws, employee and third-party nondisclosure agreements and other methods to protect its proprietary rights.

The Company enters into non-disclosure agreements with our employees, consultants and contractors. In addition, all contractors sign non-compete agreements.

Salesmation, Inc. has trademarks pending for the following marks: Salesmation, Inc., eMessage Mailer, eCampaign Manager, eCampaign Plus!, eWeb Profiler, eSales Specialist, eXpert Marketer, eCustomer Connect, Action Analysis and Internet Sales Made Simple. Salesmation, Inc. is preparing to file a Utility Patent and a Business Method Patent to protect technology and business methods that will be included in upcoming product releases.


Competition

The market for technology-based e-marketing products and services is highly competitive, evolving and subject to rapid technological change. The current competitive landscape is occupied with high-end, high-priced client server based software, although in the past few months several of the companies have added hosted options. Though most e-marketing solutions currently available in the marketplace share the common goal of increasing customer revenue and improving customer retention, they vary greatly in terms of functionality, the ability to easily deploy the solution, and price. Additionally, most of these companies do not offer interactive marketing services to provide strategic marketing consulting and creative support to help clients better utilize their technology products. Salesmation, Inc. distinguishes itself from competitors through proprietary technology that provides marketers with an easy-to-use, Web-based, cost-effective and fully integrated e-marketing solution. Salesmation, Inc. further distinguishes itself through its' ability to provide complete interactive marketing services to assist businesses in developing innovative ways to implement our technology-based e-marketing solutions. Salesmation, Inc. faces competition primarily in the following areas:

* Providers of e-marketing automation solutions, such as Annuncio, MarketFirst and Broadbase
* E-mail marketing service providers, such as Digital Impact, ClickACtion and Message Media.

CommerceSWITCH

Business Development

CommerceSWITCH is Salesmation's wholly owned subsidiary. CommerceSWITCH, (Pty) Ltd. is a South African corporation, originally incorporated under the name, Dotcom Trading (Pty) Ltd. It changed its name to CommerceSWITCH (Pty) Ltd on April 25, 2000. It is engaged in the business of providing complete e-commerce product management and cataloging services to companies engaging in commerce on the Internet.

Business

CommerceSWITCH provides e-commerce solutions to businesses and government agencies to:

     - enable companies to quickly participate in e-commerce with a minimal of capital investment

     - provide customers with an integrated solution for procurement and sales of all types of products and services over the Internet.

     - assist companies to improve their supply chain and enhance their customer's buying experience.

     - helps companies implement a full e-commerce business, regardless of how far the company has progressed and its experience.

Products and services

CommerceSWITCH provides advanced business-to-business cataloging, information management and e-publishing systems. These services create new electronic business channels, reduce time to market, and allows the customer to tailor its product offerings to the unique needs of its individual customers. We do this through a secure electronic commerce infrastructure that provides a non-competitive environment for digital content publishers, online retailers and other types of businesses to participate in secure business to business electronic commerce. The CommerceSWITCH suite of database driven software applications enables businesses to create complete and structured product information databases for web publishing. These solutions include a "search and compare" process known as Step Search (R), which helps users find desired products quickly to make informed buying decisions. By using this software, businesses have a front-end application to launch customized e-commerce strategies.

Catalogue and content management

We provide the tools, technology, and personnel to create, categorize, structure and maintain a customer's product content catalog; the publication of that product content to multiple trading partners via a hosted technology and services solution, and hosting of the customer's product catalog on our server.

Web site development

We provide our customers with complete web site design and development services.

Corporate purchasing

We provide automated purchasing of goods including office supplies, consumables, cleaning supplies and replacement parts, thus eliminating the costs of manual purchasing and mistakes.

Financial and information services

We provide online billing, investment services, personal loans, asset based financing and the distribution of digital goods and content.

Partners

Saqqara Inc.

Saqqara Inc. has appointed us as their sole distribution and integration partner for Africa. Saqqara's mission is to become the world's leading provider of e-business software and services that enables the management, publishing, selection and exchange of electronic product content critical for business to business electronic commerce.

Affinity PLC

We have entered into a partnership agreement with Affinity PLC's subsidiary VIP covering the sub-Saharan Africa region. This agreement will allow us to provide free dial-up Internet services to our business partners and to allow the flexibility to provide significantly discounted lease line access. Through this free dial up Internet access, we can provide the following added services to our customers at no additional charge:

     -    local dial access from anywhere in South Africa
     -    no monthly fees or registration fees to subscribers
     -    unlimited Internet access
     -    5 free e-mail accounts per subscriber
     -    PC or MAC compatibility
     -    10 mb of personal web page space

Competition

The market for technology-based e-marketing products and services is highly competitive, evolving and subject to rapid technological change. The current competitive landscape is occupied with high-end, high-priced client server based software, although in the past few months several of the companies have added hosted options. Though most e-marketing solutions currently available in the marketplace share the common goal of increasing customer revenue and improving customer retention, they vary greatly in terms of functionality, the ability to easily deploy the solution, and price. Additionally, most of these companies do not offer interactive marketing services to provide strategic marketing consulting and creative support to help clients better utilize their technology products. Our competitors include: Log-Tek, Logitel, E-Services, Datacentrix and Planet Digital.

Property

Salesmation, Inc. currently leases approximately 2,550 square feet of office space for our headquarters located in Newport Beach, California. The offices are located at 20 Corporate Plaza, Suite 175; 3 Corporate Plaza, Suite 260; and 3 Corporate Plaza, Suite 250. The current office location can accommodate up to 32 employees. In July of 2001 Salesmation, Inc. will need to secure additional office space to accommodate growth. The current office lease expires in December of 2001, however, there are conditions in which the Company can leave prior to the lease expiration. In addition, Salesmation, Inc. rents space on a month-to-month basis at Exodus, a third-party, co-location facility that houses our Web servers in Irvine, California.

CommerceSWITCH owns its officer furniture and equipment, computer equipment, and motor vehicles. It leases 850 square meters of office space in Waterkloof, Pretoria, South Africa, which space is sufficient to conduct its business for the next three years.


Government Regulation

Governmental regulations have little or no impact on Salesmation's or CommerceSWITCH's business at the present time.

Employees

As of March 31, 2001, Salesmation, Inc. had 18 full-time employees. Of these employees, 10 were engaged in product development, 4 were engaged in sales and marketing and 4 were engaged in finance and administration. None of our employees are represented by a labor union or a collective bargaining agreement.

In fiscal year 2001 Salesmation, Inc. will increase its' current staff of 18 to
34. Each additional employee is directly related to delivering a product or building revenue. Six programmers will be added to support the development and release of eCampaign Manager and eCampaign Plus! Following these releases the programmers will be continually utilized on new product development, feature updates, integration projects and other technical tasks. Seven sales personnel will be added to expand the channel relationships needed to grow the business exponentially. Two technical/customer support staff will be added, although, there is a possibility this function may be outsourced. One additional staff members will be added to the interactive marketing services group to ensure the sales projections.

In fiscal year 2002 Salesmation, Inc. will add 14 additional employees, bringing the total staff size to 48. Three programmers will be added and one project manager will be added to support on-going maintenance releases, client projects, integration projects and new product development. Four sales personnel will be added and four employees will be added to the interactive marketing services team. Lastly, one administrative position will be added for accounting support and one technical support position will be added.

In fiscal year 2003 Salesmation, Inc. will expand its' staff to 62 employees. The growth in staff size is driven by the expansion of the sales and interactive market teams.

As of March 31, 2001, CommerceSWITCH had 23 employees; including four directors, six clerical personnel, four software services personnel, two business developers, two customer support personnel, three technical consultants, and two workshop employees.


MANAGEMENT

Executive Officers, Key Employees and Directors

The members of the Board of Directors of Salesmation serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of Salesmation are:


Name                     Age                Position
--------------           ---            --------------------------------

Tom Ronk                 32             Chairman of the Board
Brendon Kensel           30             Chief Executive Officer
Jim Connolly             37             Chief Technology Officer
Karen Williams           46             Director of Sales
 Scott Griest            32             Director of Interactive Marketing

Esta Viviers             47             CEO/Director of CommerceSWITCH
Brenda Nel               37             Director of CommerceSWITCH
Phillip de Bruin         32             Director of CommerceSWITCH
Jacques Viviers          24             Director of CommerceSWITCH

Tom Ronk. Tom Ronk is the current Chairman of the Board of Salesmation, and a director of CommerceSWITCH. With 10 years of experience analyzing, building and managing companies in the Internet arena, Mr. Ronk brings valuable leadership, strategic, and financial experience to his role as Salesmation, Inc.'s Chairman of the Board. Leveraging his critical insights into the e-marketing, ASP and eCRM industries, Ronk co-founded Salesmation, Inc. in November of 1999 and has positioned the company to become a leading provider of comprehensive e-marketing solutions. Prior to developing Salesmation, Inc., Ronk helped build and served as CEO of HealthStar Corp, a publicly traded healthcare cost containment and national Preferred Provider Organization (PPO) with revenues in excess of $16 million. Ronk also funded and helped develop Physiciansite.com, an Internet healthcare company offering a Web portal for physicians, hospitals and insurance companies.

After studying Electrical Engineering and Computer Science at the University of California San Diego, Ronk began his career as an Internet Analyst at Transamerica, a $50 billion financial services company, where he worked from 1992-1998. Mr. Ronk has been featured as contributing analyst in a number of publications and television segments, including CNBC, MSNBC, CBS Marketwatch, RedHerring Online and Investor's Business Daily.

Brendon Kensel. Under his visionary leadership, Salesmation, Inc. is well positioned to deliver the Internet's easiest to use e-marketing sales tools. With more than 11 years of experience with marketing and retail driven companies, Mr. Kensel brings extensive marketing and operational expertise to Salesmation, Inc.. Brendon has successfully leveraged his diverse background to deliver the technology and products that companies need to successfully market on the Web. Brendon is responsible for the overall strategic direction, business operations and marketing of Salesmation, Inc.. His previous experience includes founding and managing his own marketing services corporation, developing marketing strategies for a number of national brands while at one of the world's leading marketing agencies, and working as a senior marketing executive at a regional quick-service restaurant. Brendon holds a M.B.A. from Pepperdine University, a certificate of study from Oxford University in Global Enterprise Management and a B.S. from Central Washington University.

Jim Connolly. With over 12 years of experience in a diverse range of technology disciplines, Jim brings extensive development and managerial expertise to Salesmation, Inc.. As the architect of Salesmation, Inc.'s Web site and back-end infrastructure, he oversees the planning and development of the Company's true Application Service Provider (ASP) platform. Leveraging his background in software engineering, project management and Web development, Jim leads his team of engineers to ensure the constant high performance of the Salesmation, Inc. site while continuing to expand the Company's roster of innovative technologies. Jim began his technology career as a Geographic Information Systems (GIS) developer for Earth Technology. Subsequently, he has developed numerous information systems and software platforms for companies including CH2M Hill, Geo InSight, and FORMA Systems. Jim holds a B.S. from UCLA where he was the 1987 NCAA Champion in the decathlon.

Karen Williams.   Karen Williams brings over 20 years of sales management,
database marketing and business development experience to Salesmation, Inc.. Most recently, Karen was the Vice President of Sales at MatchLogic, Inc., a subsidiary of Excite@Home. Karen is responsible for building strategic partnerships, directing sales efforts and overseeing customer support. Karen has worked extensively with Fortune 500 companies and is a nationally recognized authority on database marketing. She has spoken numerous times before the Direct Marketing Association. Currently, she serves on the International Board of Directors for the Business/Professional Advertising Association. Karen holds a B.S. from Valparaiso University.

Scott Griest. Scott Griest brings over 10 years of strong client-side and agency marketing experience to Salesmation, Inc..

He has developed and implemented numerous fully-integrated marketing campaigns on a national level. Specific experience includes managing the Volkswagen "Drivers Wanted" campaign and the Isuzu "Go Farther" campaign. Scott joined Salesmation, Inc. from Saatchi & Saatchi where he was a Management Supervisor. Scott is responsible for assisting clients and their agencies in developing interactive marketing strategies, overseeing the development of custom rich-media creative and implementing e-marketing campaigns. Scott regularly speaks on the subject of integrating e-marketing into the traditional marketing mix. Scott holds a M.B.A. and a B.A. from Pepperdine University.

Jacques Vivers. Jacques Viviers is a current director of CommerceSWITCH, since July, 2000. He is also the founder of Data Kinetics, a distribution company, since 1998.

Brenda Nel. Brenda Nel is the current Technical Director of CommerceSWITCH, since July, 2000. She also founded Information and Image in 1993, and ran it until April, 2000, when she sold her interest in the company to Data Kinetics. She is a Novell Certified Network Engineer.

Phillip de Bruin. Mr. De Bruin is the Managing Director of CommerceSWITCH, and the founder of CommerceSWITCH, since its inception. He is a software architect and recognized Microsoft specialist.

Esta Viviers. Ms. Viviers is the current Chief Executive Officer and Director of CommerceSWITCH, since July, 2000. She is also the Chief Financial Officer and Director of e-Synergies, Inc. since December 14, 2000. Since January, 2000, she has served as Chairperson of the Board of Trustees of Bolder Investments Trusts, in South Africa. From April, 1980 through December, 1999, she was employed by Sage Group, a financial services company listed on the Johannesburg Stock Exchange; where she held positions as branch manager at Sage Life, Ltd. from 1988 to 1993; the head of Business Process Reengineering and Corporate Restructuring for the Sage Group from 1994 to 1995; the head of Organizational Development for the Sage Group from 1995 to 1996; and set up the Sage Educational Trust from 1997 to 1998. From 1997 t0 1999, she was head of Corporate Broker Sales for Sage.

Item 3.    Bankruptcy or Receivership

           Not Applicable
Item 4.    Changes in Registrant's Certifying Accountant

           Not Applicable


Item 5.    Other Events

As a result of the share exchange agreement, the company has modified its control persons disclosure, as follows:

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

The following table sets forth certain information regarding the beneficial ownership of the shares of Common Stock of e-Synergies, inc. as of the date of this disclosure(1), by (I) each person who is known by e-Synergies, inc. Imports to be the beneficial owner of more than five percent (5%) of the issued and outstanding shares of common stock, (ii) each of the company's directors and executive officers, and (iii) all directors and executive officers as a group.

Name and Address            Number of Shares          Percentage Owned
----------------            ----------------          ----------------

Marcy M. Engelbrecht          3,651,981(1)                 23.74%
Opus International, LLC
19 Hillsyde Court
Cockeysville, MD 21030

Esta Viviers                    180,000                     .011%
P.O. Box 2074
Greenkloof, Pretoria
South Africa 0027

Michael A. Piraino                1,000                        0%
7 Ironwood Drive
Newport Beach, CA

Thomas Ronk
Dreamvest                     3,562,500(2)                 23.16%
417 Orchid Avenue
Corona Del Mar, CA  92625

First International Ventures  1,625,000                    10.56%
42 Kennedy Ave.
Roseau, Commonwealth of
Dominica, West Indies

Officers and Directors
as a Group                    7,395,481                    48.08%
--------
(1) 1,030,731 shares are owned by Mrs. Engelbrecht, and 2,621,250 shares are owned by Opus International, LLC, a limited liability company of which she is the managing member.

(2) Thomas Ronk has voting rights for Dreamvest. Dreamvest owns 2,312,500 shares, and Thomas Ronk personally owns 1,250,000 shares.

(3) Figures are based on outstanding shares of 15,381,250.

Item 6.    Resignations of Registrant's Directors

           Not applicable


Item 7.    Financial Statements and Exhibits

     (a)   Financial Statements of Business Acquired.

           It is impractical to provide the required financial statements for Salesmation at this time. The registrant intends to file such financial statements as soon as is practical, but not later than 60 days after this report on Form 8-K is filed with the commission.

     (b)   Pro forma Financial Information.

It is impractical to provide the required financial statements for Salesmation at this time. The company will file pro forma consolidated financial statements for itself and its wholly owned subsidiary within 60 days after the filing of this report.

     (c)   Exhibits.

     There are attached hereto the following exhibits:

     Exhibit 1.     Share Exchange Agreement between e-Synergies, inc. and
Salesmation
                    dated February 20, 2001.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2001

e-Synergies, inc.

/s/ Marcy Engelbrecht
-----------------------------
By: Marcy Engelbrecht, President

EXHIBIT 1.
SHARE EXCHANGE AGREEMENT BETWEEN E-SYNERGIES, INC. AND SALESMATION

STOCK EXCHANGE AGREEMENT

THIS STOCK EXCHANGE AGREEMENT (this "Agreement"), dated as of this _____ day of _______________, 2001, is entered into by and among e-Synergies, inc., a California corporation ("Purchaser"), Salesmation, Inc., Inc., a Delaware corporation (the "Company"), and the Stockholders listed on Annex 2 and signatory hereto (each a "Seller" and collectively "Sellers").

WITNESSETH:

     WHEREAS, Stockholders own all of the issued and outstanding shares of capital stock (the "Stock") of the Company; and

     WHEREAS, Purchaser desires to acquire from Sellers all of the issued and outstanding shares of the Stock held by Sellers, and Sellers desire to receive common voting stock 0of Purchaser in exchange therefor.

     NOW, THEREFORE, for the purpose of consummating the above transaction and in consideration of the promises and mutual covenants herein contained, Sellers and Purchaser hereby agree as follows:

     SECTION 1

DEFINITIONS
-----------
     As used in this Agreement, capitalized terms shall have the meanings specified in the text hereof or on Annex 1 hereto (which is incorporated herein by reference), which meanings shall be applicable to both the singular and plural forms of the terms defined.

SECTION 2

EXCHANGE OF SHARES/EXCLUDED ASSETS
----------------------------------
     2.1. Sale of Shares. At the Closing, Sellers shall exchange, assign, transfer and deliver to Purchaser, and Purchaser shall exchange and acquire from Sellers, that number and class of shares of the Stock as is set forth as shares to be exchanged and acquired opposite the name of each Seller on Annex 2 hereto.

SECTION 3

PURCHASE PRICE
--------------
     3.1. Payment. In consideration for the sale of the Stock and the other transactions described herein, Purchaser shall transfer to the Stockholders at the Closing shares of the common voting stock of Purchaser in the aggregate amount of eleven million one hundred eighty seven thousand five hundred one (11,187,501) shares (the "Consideration Shares"). Each stockholder listed on Annex 2 shall receive at Closing one and one-quarter (1.25) shares of Purchaser's common voting stock for each share of the Company's stock held by each stockholder listed on Annex 2.

     3.2. Exchange Procedures. At or after the Closing, each holder of record of the Stock will deliver to Purchaser for cancellation the certificate(s) representing the Stock (the "Old Salesmation Certificates"). Upon surrender of any Old Salesmation Certificate for cancellation, subject to the provisions of this Agreement, (a) the holder of such Old Salesmation Certificate will receive in exchange therefor the number of shares listed next to their name on Annex 2 represented by such Old Salesmation Certificate, and (b) such Old Salesmation Certificate will be cancelled. Until surrendered as contemplated by this
Section 3.2, each Old Salesmation Certificate will, at and after the Closing Date, be deemed to represent only the right of each Seller to receive, upon surrender of such Old Salesmation Certificate, the number of Consideration Shares listed next to their name on Annex 2 represented by such Old Salesmation Certificate.

     3.3. No Further Rights; Transfer of Salesmation Stock. The delivery of the Consideration Shares to the Stockholders in accordance with the terms of this Agreement will be deemed to have been in full satisfaction and payment of all rights pertaining to the Stock on the Closing Date.

     3.4. Nature of the Consideration Shares. The Consideration Shares to be distributed to Sellers at the Closing shall be "restricted shares" as that term is defined under the Securities Act, the Exchange Act, and the State Securities Acts. Purchaser has no obligation to register the Consideration Shares under the Securities Act of 1933 or any State Securities Act.

SECTION 4

CLOSING
-------
     4.1. Closing. The closing of the transaction contemplated by this Agreement (the "Closing"), subject to fulfillment or waiver of the conditions set forth in Section 11 hereof, shall be held at the offices of Thomas & Libowitz, P.A., Suite 1100, 100 Light Street, Baltimore, Maryland 21202, at 10:00 A.M. local time on February _____, 2001, unless the parties mutually agree upon a different date or location (the actual date of Closing being the "Closing Date").

SECTION 5

REPRESENTATIONS AND WARRANTIES OF SELLERS
-----------------------------------------
5.1. Representations as to Shares, Etc.

     a. Sellers hereby represent and warrant to Purchaser that: (i) each Seller holds of record and owns beneficially all of the shares of the Stock set forth next to their name on Annex 2 hereto free and clear of any lien, security interest, pledge or encumbrance other than those set forth on Schedule 5.1 hereof, all of which will be released at or before the Closing; (ii) upon transfer of the Stock set forth on Annex 2 hereto to Purchaser at the Closing, Purchaser will have legal and equitable title to such Stock, free and clear of any lien, security interest, pledge or encumbrance (other than any created by or on behalf of Purchaser); (iii) each Seller has full power and authority to enter into this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of each Seller; (iv) this Agreement has been duly executed and delivered by each Seller and constitutes a legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity; (v) no Sellers' shares of Stock are subject to any option(s), warrant(s), voting trusts, outstanding proxies, registration rights agreement(s), or other agreements regarding voting rights (other than those reflected in Schedule 5.1); and (vi) subject to the approvals contemplated by this Agreement, neither the execution and delivery of this Agreement by any Seller nor the consummation of the transactions contemplated hereby by any Seller will (a) violate any provision of applicable law, rule or regulation, which violation would prevent or interfere with any Seller's ability to perform its obligations hereunder, or (b) conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by the terms of any judgment, court order or consent decree, or any agreement, indenture, mortgage or instrument to which any Seller is a party or to which its property is subject, or constitute a default thereunder, where such conflict, breach, right of termination, acceleration or default would prevent or materially interfere with any Seller's ability to perform hereunder.

     5.2. Representations and Warranties as to the Company.

     The Company hereby represents and warrants to Purchaser as to the Company as follows:

          (a) Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has full corporate power and authority to carry on its business as it is now being conducted and to own and use the assets owned and used by it. The Company is qualified as a foreign corporation in the State of California. The Company owns the subsidiaries listed on Schedule 5.2(a).

          (b) Capitalization. The authorized capital stock of the Company consists of one class of common stock consisting of thirty million (30,000,000) shares of common stock, par value of $0.001 per share. The issued and outstanding shares thereof are as described on Annex 2. All the outstanding shares of the Stock have been validly issued and are fully paid and nonassessable and are held of record by the Sellers as set forth on Annex 2 hereto. Except as described on Annex 2, (i) no shares of capital stock of the Company are held in treasury, (ii) there are no other issued or outstanding equity securities of the Company, (iii) there are no outstanding stock appreciation rights, phantom stock rights, profit participation rights, or other similar rights with respect to shares; (iv) there are no other issued or outstanding securities of the Company convertible or exchangeable at any time into equity securities of the Company; and (v) the Company is not subject to any commitment or obligation that would require the issuance or sale of additional shares of capital stock of the Company at any time under options, subscriptions, warrants, rights or any other obligations.

          (c) No Conflicts. Except as described on Schedule 5.2(c), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any provision of the articles of incorporation or by-laws of the Company, (ii) violate any provision of applicable law, rule and regulation, or (iii) conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by the terms of any judgment, court order or consent decree, or any material agreement, indenture, mortgage or instrument to which the Company is a party or to which its property is subject, or constitute a default thereunder.

          (d) Real Property. Schedule 5.2(d) contains a complete description of all Leased Real Property (including street address, owner, and the Company's use thereof). The Company owns no Owned Real Property. The Real Property Interests listed on Schedule 5.2(d) comprise all interests in real property currently used by the Company and necessary to conduct the Company's business as now conducted. Except as described on Schedule 5.2(d), the Company has good title to all Real Property Interests free and clear of all liens, mortgages, pledges, covenants, easements, restrictions, encroachments, leases, charges, and other claims and encumbrances, which restricts the Company's interest in, or use of, the Real Property Interests, except for Permitted Encumbrances. To the Company's Knowledge, the Company is not in default, violation, or breach under any lease or sublease, and no event has occurred and is continuing that constitutes (with notice or passage of time or both) a default, violation, or breach thereunder. To the Company's Knowledge, the Company has not received any notice of a default, offset, or counterclaim under any lease or sublease with respect to any of the Real Property Interests.

All Real Property Interests (including the improvements thereon) (a) are in good condition and repair consistent with its current use, (b) are available for immediate use in the conduct of the business, and (c) comply in all material respects with all applicable material building or zoning codes and the regulations of any governmental authority having jurisdiction, except to the extent that the current use by the Company, while permitted, constitutes or would constitute a "nonconforming use" under current zoning or land use regulations. No eminent domain or condemnation proceedings are pending or, to the Company's Knowledge, threatened with respect to any of the Real Property Interests.

          (e)  Tangible Personal Property. Except for the items described in
Schedule 5.2(e), the Company owns and has good title to each item of tangible personal property, and none of the tangible personal property owned by the Company is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance, except for Permitted Encumbrances. With allowance for normal repairs, maintenance, wear and obsolescence, each material item of tangible personal property is in good operating condition and repair, and is available for immediate use in the business. The tangible personal property comprises all the tangible personal property currently used by the Company and necessary to conduct the business as now conducted.

          (f) Financial Statements. The Financial Statements have been delivered to Purchaser. The Financial Statements have been prepared in accordance with GAAP, consistently applied with prior periods. The Financial Statements accurately reflect the books and records of the Company and present fairly the financial position and the results of operations of the Company as at and for the periods indicated therein. Except as set forth on Schedule 5.2(f) hereto, since December 31, 2000, there has not been any material adverse effect in the business, financial condition, operations, or results of operations of the Company taken as a whole.

          (g) Intellectual Property. Set forth on Schedule 5.2(g) is a complete list of all Intellectual Property owned by or licensed to the Company on the date hereof and, except as otherwise set forth on Schedule 5.2(g) hereto, the Company owns such Intellectual Property free and clear of any royalty, lien, encumbrance or charge and does not interfere with the rights of others. Except as set forth on Schedule 5.2(g), the Company has not received any written notice or written claim that any such Intellectual Property is not valid or enforceable, or of any infringement upon or conflict with any patent, trademark, service mark, copyright or trade name of any third party by the Company. Except as set forth on Schedule 5.2(g), the Company has not given any notice of infringement to any third party with respect to any of the Intellectual Property, and no such infringement exists.

          (h) Compliance with Laws. Except as set forth on Schedule 5.2(h), the Company is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations and, to the Company's Knowledge, the Company has received no notice of any action threatened or pending alleging noncompliance therewith.

          (i) Litigation. Except as set forth on Schedule 5.2(i) hereto, there is no suit, claim, action, proceeding or arbitration relating to the business, or operations of the Company or which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby pending or, to the Company's Knowledge, threatened against (i) Sellers, or (ii) the Company. The Company has received no citation, order, judgment, writ, injunction, or decree of any court, government, or governmental or administrative agency against or affecting the business or the Company, except as disclosed on Schedule 5.2(i).

          (j) No Brokers. Except as disclosed on Schedule 5.2(j), the Company has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the sale of the Stock and the transactions contemplated by this Agreement.

          (k) Consents. Except as set forth on Schedule 5.2k hereto, no filing, Consent, approval or authorization of any governmental authority or of any third party on the part of Sellers or the Company is required in connection with the execution and delivery of this Agreement by Sellers or the consummation by Sellers of any of the transactions contemplated hereby (including any Consents required under any Company contract as a result of the change in control contemplated hereby).

          (l)  Tax Matters.

               (i)  Except as set forth on Schedule 5.2(l)(i) hereto:

                    (A) All Tax Returns required to be filed by the Company have been filed when due in a timely fashion and all such Tax Returns are true, correct and complete in all material respects.
                    (B) The Company has paid in full on a timely basis all Taxes owed by it that were payable on or prior to the date hereof, whether or not shown on any Tax Return.

                    (C) The amount of the Company's liability for unpaid Taxes did not, as of June 30, 2000 exceed the amount of the current liability accruals for such Taxes (excluding reserves for deferred Taxes) reflected on the Financial Statements.

                    (D) The Company has withheld and paid over to the proper governmental authorities all Taxes required to have been withheld and paid over (and complied in all material respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto) in connection with amounts paid to any employee, independent contractor, creditor, or other third party.


                    (E) The Company has received no notice of any Tax Proceeding currently pending with respect to the Company and the Company has not received notice from any Tax Authority that it intends to commence a Tax Proceeding.

                    (F) No waiver or extension by the Company of any statute of limitations is currently in effect with respect to the assessment, collection, or payment of Taxes of the Company or for which the Company is liable.

                    (G) The Company has not requested any extension of the time within which to file any Tax Return of the Company that is currently in effect.

                    (H) There are no liens on the assets of the Company relating or attributable to Taxes (except liens for Taxes not yet due).

                    (I) The Company is not and has not been at any time during the preceding five years a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                    (J) The Company has not entered into an agreement or consent made under Section 341(f) of the Code affecting the Company.

                    (K) The Company has not agreed to, nor is it required to, make any adjustments under Section 481(a) of the Code as a result of a change in accounting methods.

                    (L) The Company is not and has not at any time been a party to a tax sharing, tax indemnity or tax allocation agreement, and the Company has not assumed the Tax Liability of any other entity or person under contract.

                    (M) The Company is not and has not at any time been a member of an affiliated group filing a consolidated federal income tax return and does not have any liability for the Taxes of another entity or person under
Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, or otherwise.

                    (N) The Company is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income tax purposes.

     (O) None of the Company's assets are treated as "tax exempt use property" within the meaning of Section 168(h) of the Code.

     (P) The Company has not made an election under Section 1362 of the Code to be treated as an "S" Corporation and is not currently treated as an "S" Corporation for federal income tax purposes.

               (ii) Sellers have furnished or otherwise made available to Purchaser correct and complete copies of (A) all income, franchise and other material Tax Returns filed by the Company since January 1, 1997; and (B) all examination reports, statements of deficiencies and closing agreements received by the Company with respect to the Company relating to Taxes.

               (iii) Schedule 5.2(l)(iii) contains complete and accurate statements of (A) the Company's basis in its assets, (B) the amount of any net operating loss, net capital loss and any other Tax carry-overs of the Company (including losses and other carry-overs subject to any limitations), and (C) material Tax elections made by or with respect to the Company. Except as stated in Schedule 5.2(l)(iii), the Company has no net operating losses or other Tax attributes presently subject to limitation under Code Sections 382, 383 or 384, or the federal consolidated return regulations.

SECTION 6

REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Sellers that:

     6.1. Organization and Good Standing. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of California. Purchaser has full corporate power and authority to carry on its business as it is now being conducted.


     6.2. Execution and Effect of Agreement. Purchaser has full corporate power and authority to enter into this Agreement. The consummation of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity).

     6.3. No Conflicts. Except as described on Schedule 6.3 hereof, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate any of the provisions of the articles of incorporation or by-laws of Purchaser, (b) violate any provision of applicable law, rule or regulation, which violation would prevent or interfere with Purchaser's ability to perform hereunder, or (c) conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by the terms of any judgment, court order or consent decree, or any agreement, indenture, mortgage or instrument to which Purchaser is a party or to which its property is subject, or constitute a default thereunder, except where such conflict, breach, right of termination, acceleration, or default would not have a material adverse effect on the business or financial condition of Purchaser or prevent or materially interfere with Purchaser's ability to perform hereunder.

     6.4. Consents. Except as set forth on Schedule 6.4 hereto, no filing, Consent, approval, or authorization of any governmental authority or of any third party on the part of Purchaser is required in connection with the execution and delivery of this Agreement by Purchaser or the consummation of any of the transactions contemplated hereby.

     6.5. Litigation. Except as set forth on Schedule 6.5 hereto, there is no suit, claim, action, proceeding or arbitration pending or, to Purchaser's Knowledge, threatened against Purchaser which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby.

     6.6. No Brokers. Neither Purchaser nor anyone acting on its behalf has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the purchase of the Stock and the transactions contemplated by this Agreement.

     6.7. Capitalization. The designations of each class of the stock of Purchaser and the number of authorized and issued and outstanding shares thereof is as described on Schedule 6.7. The issued and outstanding shares of said stock which have been validly issued and are fully paid and nonassessable shares of Purchaser's stock and which are registered for sale with the United States Securities and Exchange Commission are as set forth on Schedule 6.7. Except as described on Schedule 6.7, (i) no shares of stock are held in treasury; (ii) there are no other issued or outstanding equity securities of Purchaser; (iii) there are no stock appreciation rights, phantom stock rights, profit participation rights, or other similar rights with respect to shares outstanding; and (iv) there are no other issued or outstanding securities of Purchaser convertible or exchangeable at any time into equity securities of Purchaser. Purchaser is not subject to any commitment or obligation that would require the issuance or sale of additional shares of capital stock of Purchaser at any time under options, subscriptions, warrants, rights, or any other obligations. Purchaser does not have any equity interest in any corporation, partnership, joint venture, or other entity.

     6.8. Financial Statements. Purchaser has provided or made available to Stockholders copies of Financial Statements. Purchaser's Financial Statements have been prepared in accordance with GAAP consistently applied with prior periods. The Financial Statements present fairly the financial position of Purchaser as at and for the periods indicated therein. Except as set forth on
Schedule 6.8 hereto, since December 31, 1999, there has not been any material adverse effect on the business, financial condition, operations, results of operations, or future prospects of Purchaser taken as a whole.

     6.9. Tax Matters.

          (a)  Except as set forth on Schedule 6.9 hereto:

               (i) All Tax Returns required to be filed by or with respect to Purchaser have been filed when due in a timely fashion and all such Tax Returns are true, correct, and complete in all material respects.

               (ii) Purchaser has paid in full on a timely basis all Taxes owed by it, whether or not shown on any Tax Return, and has paid or will have paid prior to the Closing Date all Taxes for all Taxable Periods ending on or before December 31, 1999, whether or not such Taxes are due and owing.

               (iii)     The amount of Purchaser's liability for unpaid Taxes
(a) did not, as of December 31, 1999, exceed the amount of the current liability accruals for such Taxes (excluding reserves for deferred Taxes) reflected on Purchaser's Financial Statements, and (b) will not, as of the Closing Date, exceed such accruals as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Purchaser.

               (iv) Purchaser has withheld and paid over to the proper governmental authorities all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor, or other third party.

               (v) No Tax Proceeding is currently pending with respect to Purchaser, and Purchaser has not received notice from any Tax Authority that it intends to commence a Tax Proceeding.

               (vi) No waiver or extension of any statute of limitation is currently in effect with respect to the assessment, collection, or payment of Taxes of Purchaser or for which Purchaser is liable.

               (vii) No extension of time within which to file any Tax Return of Purchaser is currently in effect.

               (viii) There are no liens on the assets of Purchaser relating or attributable to Taxes (except liens for Taxes not yet due).

               (ix) Purchaser is not and has not been at any time during the preceding five (5) years a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

               (x) There is no agreement or consent made under Section 341(f) of the Code affecting Purchaser.

               (xi) Purchaser has not agreed to, nor is it required to, make any adjustments under Section 481(a) of the Code as a result of a change in accounting methods.

               (xii) Purchaser is not and has not at any time been a party to a tax sharing, tax indemnity, or tax allocation agreement, and Purchaser has not assumed the Tax Liability of any other entity or person under contract.

               (xiii) Purchaser is currently a member of an affiliated group filing a consolidated federal income tax return; Purchaser does not have any liability for the Taxes of another Person under section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, or otherwise.

               (xiv) Purchaser is not a party to any joint venture, partnership, or other arrangement that is treated as a partnership for U.S. federal income tax purposes.

               (xv) None of Purchaser's assets are treated as "tax exempt use property" within the meaning of Section 168(h) of the Code.

          (b) Purchaser has furnished or otherwise made available to Stockholders correct and complete copies of (i) all income, franchise, and other material Tax Returns filed by or with respect to Purchaser since [the date of its incorporation]; and (ii) all examination reports, statements of deficiencies and closing agreements with respect to Purchaser relating to Taxes.

          (c)  Schedule 6.9(c) contains complete and accurate descriptions of
(i) Purchaser's basis in its assets, (ii) the amount of any net operating loss, net capital loss and any other Tax carry-overs of Purchaser, and (iii) material Tax elections made by or with respect to Purchaser. As disclosed on Schedule 6.9(c), Purchaser has net operating losses presently subject to limitation under Code Sections 382, 383 or 384, or the federal consolidated return regulations.

     SECTION 7

LIMITATION AND SURVIVAL
-----------------------
     7.1. Limitation; Survival. The representations and warranties, covenants, and agreements of Sellers and Purchaser shall survive the Closing Date for a period of three (3) months.


     SECTION 8

TAX MATTERS
-----------
     8.1. Section 338 Election. In the event that Purchaser makes an election under Section 338 of the Code (or any comparable provision of state, local or foreign law) with respect to the purchase of the stock in the Company as provided herein, Purchaser shall be responsible for and shall pay all Taxes resulting from such election.

8.2. Apportionment. For purposes of apportioning any Tax to a portion of any Taxable Period, the determination shall be made assuming that there was a closing of the books as of the close of business on the last day of such portion, except that real, personal and intangible property Taxes shall be apportioned ratably on a daily basis between the portions of the Taxable Period in question.

8.3. Cooperation in Tax Matters. Sellers, the Company, and Purchaser shall (a) cooperate fully, as reasonably requested, in connection with the preparation and filing of all Tax Returns prepared and filed pursuant to Section 8.2; (b) make available to the other, as reasonably requested, all information, records or documents with respect to Tax matters pertinent to the Company for all Taxable Periods or portions thereof ending on or before the Closing Date; and
(c) preserve information, records or documents relating to Tax matters pertinent to the Company that is in their possession or under their control until the expiration of any applicable statute of limitations.

8.4. Certain Taxes. Sellers shall timely pay all transfer, documentary, sales, use, stamp, registration, and other similar Taxes and fees arising from or relating to the sale of Stock under this Agreement, and Sellers shall at their own expense file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration, and other similar Taxes and fees.

     8.5. Preparation and Filing of Tax Returns. Purchaser shall prepare or cause to be prepared and file or cause to be filed, within the time and manner provided by law (including extensions), all Tax Returns of the Company (i) for Taxable Periods ending on or before the Closing Date that are due after the Closing Date, and (ii) for Taxable Periods beginning before and ending after the Closing Date. Purchaser shall provide Sellers a reasonable opportunity to review and consent to the filing of such Tax Returns, which consent shall not be unreasonably withheld or delayed. If Sellers do not respond to Purchaser's request for consent promptly, Purchaser shall be entitled to file such Tax Return on the date such Tax Return is due without being in breach of this
Section 8.5, whether or not Sellers have consented to such filing.

SECTION 9

ADDITIONAL COVENANTS AND UNDERTAKINGS
-------------------------------------
     9.1. Further Assurances and Assistance. Purchaser and the Company agree that each will execute and deliver to the other any and all documents, in addition to those expressly provided for herein, that may be necessary or appropriate to implement the provisions of this Agreement, whether before, at, or after the Closing. The parties agree to cooperate with each other to any extent reasonably required in order to accomplish fully the transactions herein contemplated.

     9.2. Access to Information. Sellers, from and after the date of this Agreement and until the Closing Date, shall cause the Company to (a) give Purchaser and Purchaser's employees and counsel full and complete access upon reasonable notice during normal business hours, to all officers, employees, offices, properties, agreements, records and affairs of the Company or otherwise relating to the business, (b) provide Purchaser with all financial statements of the Company, which shall be prepared and delivered to Purchaser each month between the date hereof and the Closing Date, and (c) provide copies of such information concerning the Company and the business as Purchaser may reasonably request; provided, however, that the foregoing shall not permit Purchaser or any agent thereof to (i) disrupt the business, or (ii) contact any employee of the Company without providing reasonable prior notice to the Company and allowing a representative of Sellers to be present.

     9.3. Conduct of Business Prior to Closing. Except as contemplated by this Agreement, from and after the date hereof, Sellers shall cause the Company to conduct, and the Company shall conduct, its business in the ordinary course consistent with past practice.


SECTION 10

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARTIES TO CLOSE
-----------------------------------------------------------

     10.1. Conditions Precedent to the Obligation of Purchaser. The obligation of Purchaser to consummate the Closing is subject to the fulfillment or waiver, on, or prior to the Closing Date, of each of the following conditions precedent:

          (a) Sellers shall have complied in all material respects with their agreements and covenants contained herein to be performed at or prior to the Closing, and the representations and warranties of Sellers contained herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except that representations and warranties that were made as of a specified date shall continue on the Closing Date to have been true as of the specified date.

          (b) No statute, rule or regulation, or order of any court or administrative agency shall be in effect which restrains or prohibits Purchaser from consummating the transactions contemplated hereby, and no action or proceeding shall be pending wherein an unfavorable ruling would affect any right to own the Stock.

          (c) Sellers shall have delivered to Purchaser at the Closing each document required by Section 12.1 hereof.

          (d) Since the date of this Agreement through the Closing Date, there shall not have been any material adverse effect to the business, operations, properties, assets, or condition of the Company.

          (e) The transactions contemplated by this Agreement shall have been approved by no less than two-thirds (2/3) of the Stock issued and outstanding as of the date of this Agreement.

     10.2. Conditions Precedent to the Obligation of Sellers. The obligation of Sellers to consummate the Closing is subject to the fulfillment or waiver, on or prior to the Closing Date, of each of the following conditions precedent:

          (a) Purchaser shall have complied in all material respects with its agreements and covenants contained herein to be performed at or prior to the Closing, and the representations and warranties of Purchaser contained herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except that representations and warranties that were made as of a specified date shall continue on the Closing Date to have been true as of the specified date, and Sellers shall have received a certificate of Purchaser, dated as of the Closing Date and signed by an officer of Purchaser, certifying as to the fulfillment of the condition set forth in this Section 10.2(a) ("Purchaser's Bring-Down Certificate").
          (b) No statute, rule or regulation, or order of any court or administrative agency shall be in effect which restrains or prohibits Sellers from consummating the transactions contemplated hereby.

          (c) Purchaser shall have delivered the Consideration Shares as provided in Section 3.1 and each document required by Section 11.2 hereof.

          (d) The transactions contemplated by this Agreement shall have been approved by no less than two-thirds (2/3) of the Shares issued and outstanding as of the date of this Agreement.

SECTION 11

DELIVERIES AT THE CLOSING

     11.1. Deliveries by Sellers. At the Closing, Sellers, through their selected agent ("Sellers' Agent"), will deliver or cause to be delivered to
Purchaser:

          (a) stock certificates evidencing the Stock, together with stock powers, dated as of the Closing Date and executed by the respective Sellers, transferring the Stock to Purchaser;

          (b) the original corporate minute books, stock registry and seal of the Company (to the extent available);

          (c) a certificate as to the existence and good standing of the Company issued by the Secretary of State of the State of Delaware dated shortly before the Closing Date;

          (d)  receipt for Consideration Shares; and

          (e)  such other documents as Purchaser shall reasonably request.

     11.2. Deliveries by Purchaser. Purchaser will deliver or cause to be delivered at the Closing to Sellers:

          (a)  Purchaser's Bring-Down Certificate;

          (b)  the Consideration Shares as required pursuant to Section 3.1;

          (c) certificates as to the existence and good standing of the Purchaser issued by the State of California dated shortly before the Closing Date; and

          (d)  such other documents Sellers shall reasonably request.

SECTION 12

EXPENSES
--------
     12.1. Expenses. The Company shall pay its fees, expenses, disbursements, and those of the Company's counsel in connection with the subject matter of this Agreement, including the negotiations with respect hereto, and the preparation of any documents, and all other costs and expenses incurred by either Sellers or the Company in the performance and compliance with all conditions and obligations to be performed by or pursuant to this Agreement or as contemplated hereby. Purchaser shall pay its own fees and expenses and disbursements and those of its counsel in connection with the subject matter of this Agreement (including the negotiations with respect hereto and the preparation of any documents), and all other costs and expenses incurred by it in the performance and compliance with all conditions and obligations to be performed by it pursuant to this Agreement or as contemplated hereby.

SECTION 13

TERMINATION
-----------
13.1 Termination. This Agreement may be terminated:

          (a)  at any time by mutual written consent of Purchaser and Sellers;

          (b) by either Purchaser or Sellers, if the terminating party is not in default or breach in any material respect of its or their obligations under this Agreement, if the Closing hereunder has not taken place on or before six
(6) calendar months from the date hereof;

          (c) by Sellers, if Sellers are not in default or breach in any material respect of their obligations under this Agreement, if all of the conditions in Section 10.2 have not been satisfied or waived by the date scheduled for the Closing;

          (d) by Purchaser, if Purchaser is not in default or breach in any material respect of its obligations under this Agreement, if all of the conditions in Section 10.1 have not been satisfied or waived by the date scheduled for the Closing;

     13.2 Procedure and Effect of Termination.

(a) In the event of termination of this Agreement by either Purchaser and/or Sellers hereof, prompt written notice thereof shall forthwith be given to the other party, and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any of the parties hereto, but subject to and without limiting any other rights of the parties specified herein in the event a party is in default or breach in any material respect of its obligations under this Agreement. If this Agreement is terminated as provided herein, all filings, applications and other submissions relating to the transactions contemplated hereby as to which termination has occurred shall, to the extent practicable, be withdrawn from the agency or other Person to which such filing is made.

(b) If this Agreement is terminated by either party, Purchaser and Sellers shall have the right to pursue all remedies available hereunder at law or in equity, including, without limitation, the right to seek specific performance and/or monetary damages.

          (c) In the event of a default by either party that results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses, whether incurred in arbitration, at trial, or on appeal.

SECTION 14

NOTICES

     All notices, requests, consents, payments, demands, and other communications required or contemplated under this Agreement shall be in writing and (a) personally delivered or sent via telecopy (receipt confirmed and followed promptly by delivery of the original), or (b) sent by Federal Express or other nationally recognized overnight delivery service (for next Business Day delivery), shipping prepaid, as follows:

          If to Purchaser to:

          e-Synergies, inc.
          827 State Street, Suite 14
          Santa Barbara, California 93101
          Telephone:     (805) 899-1299
          Fax:           (805) 560-3608

          with a copy to (which shall not constitute notice):

          Kenneth G. Eade
          827 State Street, Suite 12
          Santa Barbara, California 93101
          Telephone:     (805) 560-9828
          Fax:           (805) 560-3608


          If to Sellers to:

          Sellers' Agent
          c/o Thomas Ronk
              Brendon Kensel
          3 Corporate Plaza, Suite 250
          Newport Beach, California 92660
          Attn:  Thomas Ronk
          Telephone:     (949) 219-0169
          Fax:           (949) 219-0173

          If to the Company to:

          Salesmation, Inc., Inc.
          3 Corporate Plaza, Suite 250
          Newport Beach, California 92660
          Attn:  Thomas Ronk
          Telephone:     (949) 219-0169
          Fax:           (949) 219-0173

          with a copy in the case of Sellers or the Company to (which shall not constitute notice):

          Clinton R. Black, IV, Esquire
          Thomas & Libowitz, P.A.
          100 Light Street, Suite 1100
          Baltimore, Maryland 21202
          Telephone:     (410) 752-2468
          Fax:           (410) 752-2046
or to such other Persons or addresses as any Person may request by notice given as aforesaid. Notices shall be deemed given and received at the time of personal delivery or completed telecopying, or, if sent by Federal Express or such other overnight delivery service one Business Day after such sending.


     SECTION 15

MISCELLANEOUS
-------------

     15.1. Headings. The headings contained in this Agreement (including, but not limited to, the titles of the Schedules and Exhibits hereto) have been inserted for the convenience of reference only, and neither such headings nor the placement of any term hereof under any particular heading shall in any way restrict or modify any of the terms or provisions hereof. Terms used in the singular shall be read in the plural, and vice versa, and terms used in the masculine gender shall be read in the feminine or neuter gender when the context so requires.

     15.2. Schedules and Exhibits. All Schedules, Annexes and Exhibits attached to this Agreement constitute an integral part of this Agreement as if fully rewritten herein. The inclusion of any fact or item on a Schedule referenced by a particular section of this Agreement shall, should the existence of the fact or item or its contents be relevant to any other Section, be deemed to be disclosed with respect to such other Section whether or not an explicit cross-reference appears in the Schedules, if such relevance is readily apparent from examination of such Schedules.

     15.3. Execution in Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     15.4. Entire Agreement. This Agreement, the Annexes, Schedules, Exhibits, and other documents to be delivered hereunder and thereunder constitute the entire understanding and agreement between the parties hereto concerning the subject matter hereof. All negotiations and writings between the parties hereto are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto between the parties other than those incorporated herein or to be delivered hereunder.

     15.5. Governing Law. This Agreement is to be delivered in and shall be construed in accordance with and governed by the laws of the State of Maryland without giving effect to conflict of laws principles.

     15.6. Modification. This Agreement cannot be modified or amended except in writing signed by each of the Purchaser and Sellers.

     15.7. Successors and Assigns. Neither this Agreement nor any of the rights and obligations hereunder shall be assigned, delegated, sold, transferred, sublicensed, or otherwise disposed of by operation of law or otherwise, without the prior written consent of each of the other parties hereto.

     15.8. Waiver. Any waiver of any provision hereof (or in any related document or instrument) shall not be effective unless made expressly and in a writing executed in the name of the party sought to be charged. The failure of any party to insist, in any one or more instances, on performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant, or condition, but the obligations of the parties with respect hereto shall continue in full force and effect.

     15.9. Severability. The provisions of this Agreement shall be deemed severable, and if any part of any provision is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, such provision may be changed, consistent with the intent of the parties hereto, to the extent reasonably necessary to make the provision, as so changed, legal, valid, binding, and enforceable. If any provision of this Agreement is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, and if such provision cannot be changed consistent with the intent of the parties hereto to make it fully legal, valid, binding and enforceable, then such provisions shall be stricken from this Agreement, and the remaining provisions of this Agreement shall not in any way be affected or impaired, but shall remain in full force and effect.

     15.10. Announcements. From the date of this Agreement, all public announcements relating to this Agreement or the transactions contemplated hereby will be made only as agreed upon jointly by the parties hereto, except that nothing herein shall prevent Sellers or Purchaser or any Affiliate thereof from making any disclosure in connection with the transactions contemplated by this Agreement if (and to the extent) required by applicable law as a result of its, or its Affiliate's, being a public company, provided that prior notice of such disclosure is given to the other party hereto.

     15.11. Third Party Beneficiaries. Nothing expressed or referred to in this Agreement shall be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     15.12. Interpretation. The Purchaser and Sellers acknowledge and agree that the preparation and drafting of this Agreement and the Exhibits, Annexes, and Schedules hereto are the result of the efforts of all parties to this Agreement, and every covenant, term, and provision of this Agreement shall be construed according to its fair meaning and shall not be construed against any particular party as the drafter of such covenant, term, and/or provision.

SECTION 16

SELLERS' AGENTS
---------------

     16.1. Sellers' Agents. Each of the Sellers hereby irrevocably appoints Thomas Ronk and Brendon Kensel (herein called the "Sellers' Agents") as his, her, or its agent and attorney-in-fact to take any action required or permitted to be taken by such Seller under the terms of this Agreement, including, without limiting the generality of the foregoing, the payment of expenses relating to the transactions contemplated by the Agreement, and the right to waive, modify, or amend any of the terms of this Agreement in any respect, whether or not material, and agrees to be bound by any and all actions taken by the Sellers' Agents on his or its behalf. Any action to be taken by the Sellers' Agents shall be unanimous. In the event of the death, incapacity, or liquidation of any of Sellers' Agents, such person or entity shall not be replaced, and the remaining Sellers' Agents shall continue in that capacity. The Sellers agree jointly and severally to indemnify the Sellers' Agents from and against and in respect of any and all liabilities, damages, claims, costs, and expenses, including, but not limited, to attorneys' fees arising out of or due to any action by them as the Sellers' Agents and any and all actions, proceedings, demands, assessments or judgments, costs, and expenses incidental thereto, except to the extent that the same result from bad faith or gross negligence on the part of the Sellers' Agents. Purchaser shall be entitled to rely exclusively upon any communications given by the Sellers' Agents on behalf of any Seller, and shall not be liable for any action taken or not taken in reliance upon the Sellers' Agents. Purchaser shall be entitled to disregard any notices or communications given or made by Sellers unless given or made through the Sellers' Agents.

[SIGNATURE PAGE TO FOLLOW -
PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.

                                   THE COMPANY:

                                   Salesmation, Inc., INC.


                              By:  _________________________________
                              Title:    _________________________________

[SIGNATURES CONTINUED ON NEXT PAGE]

 PURCHASER:                        SELLERS:

e-Synergies, inc.


By:  _____________________________      _________________________________
Title:    ________________________      Jack Appelman

                                   _________________________________
                                   Alan S. Berger, MD

                                   _________________________________
                                   Dana E. Berger

                                   _________________________________
                                   Ashley Brown

                                   _________________________________
                                   Danielle Brown

                                   _________________________________
                                   Bernard W. Chang

                                   _________________________________
                                   Michael J. Chaparro

                                   _________________________________
                                   James Connolly

                                   Cumbria Trading Limited

                              By:       _________________________________
                              Name:     _________________________________
                              Title:    _________________________________


                                   Dreamvest

                              By:       _________________________________
                              Name:     _________________________________
                              Title:    _________________________________

                                   _________________________________
                                   Mark Dubin

                                   _________________________________
                                   Amy Elias

                                   _________________________________
                                   Marcy M. Engelbrecht

                                   First International Ventures

                              By:       _________________________________
                              Name:     _________________________________
                              Title:    _________________________________

                                   _________________________________
                                   Wendy Frank

                                   _________________________________
                                   Dana Frank

                                   _________________________________
                                   Gary M. Frey

                                   _________________________________
                                   Michael Frey

                                   _________________________________
                                   Catherine Bloom

                                   _________________________________
                                   Robert M. Frey


                                   _________________________________
                                   Donna D. Fried

                                   _________________________________
                                   Steven M. Gleblum

                                   _________________________________
                                   Diana Gerometta

                                   _________________________________
                                   Andrew Gorelick

                                   _________________________________
                                   Marie Alexandra Helper

                                   _________________________________
                                   Eric Jacoby

                                   _________________________________
                                   Beverly D. Jones

                                   Formula 1, LLC

                              By:  _________________________________
                              Name:     _________________________________
                              Title:    _________________________________

                                   _________________________________
                                   Leonard Kaplan

                                   _________________________________
                                   W. Hudson Kensel

                                   _________________________________
                                   Carol J. Kensel

                                   Knarf Parking, LLC

                              By:  _________________________________
                              Name:     _________________________________
                              Title:    _________________________________


                                   _________________________________
                                   Larry Koontz

                                   T. Rowe Price Custody IRA for
                                   Ann G. Krulevitz

                              By:  _________________________________
                              Name:     _________________________________
                              Title:    _________________________________



                                   T. Rowe Price Custody IRA for
                                   Steven E. Krulevitz

                              By:  _________________________________
                              Name:     _________________________________
                              Title:    _________________________________

                                   _________________________________
                                   Steven Krulevitz

                                   _________________________________
                                   Ann Krulevitz

                                   _________________________________
                                   Felix B. Laboy

                                   _________________________________
                                   Joseph Maria

                                   _________________________________
                                   Marvin Marks

                                   _________________________________
                                   Donald McGinnis

                                   _________________________________
                                   Curtis Moore

                                   _________________________________
                                   Michael T. Mull

                                   _________________________________
                                   Mark  Myerson

                                   _________________________________
                                   Mark S. Myerson

                                   _________________________________
                                   Mark S. Myerson
                                   _________________________________
                                   Virginia K. Myerson

                                   Mark S. Myerson - IRA

                              By:  _________________________________
                                   Mark S. Myerson

                                   _________________________________
                                   Amy Nochumowitz

                                   _________________________________
                                   Amy Sue Nochumowitz

                                   Opus International

                              By:       _________________________________
                              Name:     _________________________________
                              Title:    _________________________________

                                   _________________________________
                                   Doris Palma


                                   _________________________________
                                   Andre-Paul Pellet

                                   _________________________________

                                   Mercedes M. Pellet

                                   _________________________________
                                   Michael R. Pellet

                                   _________________________________
                                   Michael T. Pellet

                                   _________________________________
                                   Robert S. Pellet

                                   _________________________________
                                   Theodora Pellet

                                   _________________________________
                                   William J. Pellet

                                   _________________________________
                                   Louis E. Queral, MD

                                   _________________________________
                                   Evangelina R. Queral, MD

                                   Dr. Luis Queral, MD TTEE Luis A.
                                   Queral, MD, PA PS Plan DTD
                                   10-02-96 FBO Luis A. Queral

                              By:  _________________________________
                                   Luis Queral

                                   _________________________________
                                   Thomas Ronk

                                   _________________________________
                                   Ronald Rosie

                                   _________________________________
                                   Mildred Rosie


                                   _________________________________
                                   Edward Rubin

                                   Peter M. Rubin, SEP/IRA

                              By:  _________________________________
                                   Peter M. Rubin
                                   _________________________________
                                   Andrew Slutkin

                                   SupraFin, Inc.

                              By:       _________________________________
                              Name:     _________________________________
                              Title:    _________________________________

                                   _________________________________
                                   Richard Swartz

                                   Technology Ventures, LLC

                              By:       _________________________________
                              Name:     _________________________________
                              Title:    _________________________________

                                   _________________________________
                                   Roger W. Titus

                                   _________________________________
                                   Catherine G. Titus


                                   Wallbrook Mill & Lumber Co., Inc.
                                   Profit Sharing Plan and Trust

                              By:       _________________________________
                              Name:     _________________________________
                              Title:    _________________________________

                                   _________________________________
                                   Donald P. Welsh

                                   _________________________________
                                   Jean Welsh

                                   _________________________________
                                   Jack Wladyka

                                   _________________________________
                                   Aaron Young

                                   YR Holdings Family Limited Partnership

                              By:  _________________________________
                              Name:     _________________________________
                              Title:    _________________________________

                                   _________________________________
                                   Elliot Zulver

                                   _________________________________
                                   Sally B. Gold


ANNEX 1

     DEFINITIONS

     As used in the attached Stock Purchase Agreement, the following terms shall have the corresponding meaning set forth below:

     "Affiliate" of, or a Person "Affiliated" with, a specified Person, means a Person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

     "Agreement" has the meaning set forth in the preamble.

     "Business Day" means any day on which banks in New York City are open for business.

     "Closing" has the meaning set forth in Section 4 of the Agreement.

     "Closing Date" has the meaning set forth in Section 4 of the Agreement.

     "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

     "Company" has the meaning set forth in the recitals to the Agreement.

     "Company's Knowledge" means the actual knowledge, after due inquiry, of Tom Ronk, Brendon Kensel, and James Connolly.

     "Consideration Shares" has the meaning set forth in Section 3.1.

     "Consents" means the consents, permits, or approvals of government authorities and other third parties necessary to lawfully and validly transfer the Stock to Purchaser.

     "Financial Statements" means the audited balance sheet, statement of operations and accumulated deficit, and statement of cash flow for the Company delivered by the Company to purchase prior to the date hereof.

     "GAAP" means generally accepted accounting principles, consistently applied.

     "Intellectual Property" means the trademarks, trademark registrations and applications therefor, service marks, service mark registrations and applications therefor, copyright registrations and applications therefor and trade names that are owned by the Company.

     "IRS" means the Internal Revenue Service.

     "Leased Real Property" means all real property and all buildings and other improvements thereon and appurtenant thereto leased or held by the Company and used in the business.

     "Owned Real Property" means all real property and all buildings and other improvements thereon and appurtenant thereto owned by the Company and used or useful in the business.

     "Permitted Encumbrances" means matters that do not prohibit the continued existence and/or continued use (as presently used) or maintenance of the buildings, structures or improvements presently located on the Leased Real Property. Notwithstanding the foregoing, any matter shown on Schedule 5.2(d) shall be considered a Permitted Encumberance.

     "Person" means a natural person, a governmental entity, agency or representative (at any level of government), a corporation, partnership, joint venture or other entity or association, as the context requires.

     "Purchase Price" has the meaning set forth in Section 3.1 of the Agreement.

     "Purchaser" has the meaning set forth in the preamble to the Agreement.

     "Purchaser's Bring-Down Certificate" has the meaning set forth in Section
11.2 (a) of the Agreement.

     "Purchaser's Knowledge" means the actual knowledge, after due inquiry, of the officers of Purchaser.

     "Real Property Interests" means all interest in Owned Real Property and Leased Real Property, including fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access and rights of way, and all buildings and other improvements thereon and appurtenant thereto owned or held by the Company that are used or useful in the business, together with any additions, substitutions, and replacements thereof and thereto between the date of this Agreement and the Closing Date.

     "Securities Act" means the Securities Act of 1933.

     "Sellers" has the meaning set forth in the preamble to the Agreement.

     "Sellers' Agent" has the meaning set forth in Section 16 of the Agreement.

     "Stock" has the meaning set forth in the recitals to the Agreement.

     "Tax" or "Taxes" means all taxes, including, but not limited to, income (whether net or gross), excise, property, sales, transfer, gains, gross receipts, occupation, privilege, payroll, wage, unemployment, workers' compensation, social security, occupation, use, value added, franchise, license, severance, stamp, premium, windfall profits, environmental (including taxes under Code Sec. 59A), capital stock, withholding, disability, registration, alternative or add-on minimum, estimated or other tax of any kind whatsoever (whether disputed or not) imposed by any Tax Authority, including any related charges, fees, interest, penalties, additions to tax or other assessments.

     "Tax Authority" means any federal, national, foreign, state, municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body or other authority exercising any taxing or tax regulatory authority.

     "Tax Liability" means any liability for a Tax.

     "Taxable Period" means any taxable year or any other period that is treated as a taxable year with respect to which any Tax may be imposed under any applicable statute, rule or regulation.

     "Tax Proceeding" means any audit, examination, claim or other administrative or judicial proceeding involving Taxes.

     "Tax Returns" means all returns, reports, forms, estimates, information returns and statements (including any related or supporting information) filed or to be filed with any Tax Authority in connection with the determination, assessment, collection or administration of any Taxes.

SCHEDULE 5.1 TO THE STOCK EXCHANGE AGREEMENT

None


SCHEDULE 5.2(a) TO THE STOCK EXCHANGE AGREEMENT


None

SCHEDULE 5.2(c) TO THE STOCK EXCHANGE AGREEMENT


None

SCHEDULE 5.2(d) TO THE STOCK EXCHANGE AGREEMENT

Leased Real Property Interests

Office Lease

Building Address:   20 Corporate Plaza, Suite #175, Newport Beach, CA  92660.

Tenants Use:   general office

Lease Agreement dated October 27, 2000 between 20 Corporate Plaza LP, a California limited partnership, as Landlord, and Salesmation, Inc., Inc. a Delaware Corporation, as Tenant.

Office Lease

Building Address:   3 Corporate Plaza, Suite #260, Newport Beach, CA  92660

Tenants Use:   general office

Lease Agreement dated May 18, 2000 between 3 & 4 Corporate Plaza, LLC a Delaware limited liability company, as Landlord, and Salesmation, Inc., Inc., a Delaware corporation, as Tenant.

Office Sublease

Building Address:   3 Corporate Plaza, Suite #250, Newport Beach , CA  92660

Tenants Use:   general office

Sublease Agreement dated October 29, 1999 between Belvedere HealthPartners, LLC, a California limited liability company and Salesmation, Inc., Inc. a California corporation.

SCHEDULE 5.2(e) TO THE STOCK EXCHANGE AGREEMENT


None


SCHEDULE 5.2(f) TO THE STOCK EXCHANGE AGREEMENT


None

SCHEDULE 5.2(g) TO THE STOCK EXCHANGE AGREEMENT

Trademark Applications Filed:

Name                          Serial Number

SALESMATION                   75731623
Salesmation, Inc.             75917866
EWEB PROFILIER                76/069788
ETRAFFIC ANALYZER             76/069783
EXPERT MARKETER               76/069787
ACTION ANALYSIS               76/069786
ACTION ANALYZE                76/069785
ETRAFFIC AUDITOR              76/069784
CLICKOGRAPHY                  76/069796
AUTOVENTAS.COM                76/069779
ECAMPAIGN MANAGER             76/069780
I DOT COM IDEAS               76/069781
ACTIONABLE ANALYSIS           76/069790
ECREATIVE TOOLS               76/069791
ACTION ANALYZER               76/069789
EMARKETING AUTOMATION         76/069796
HITOLOGY                      76/069794
ESALES SPECIALIST             76/069782
ECUSTOMER CONNECT             76/069792
TWO-KEY                       76/069795

Service Marks Application Filed:

INTERNET SALES MADE SIMPLE    78022582


Provisional Patent Applications Filed:

The Supply of Messages             06/250539
Via the Internet

SCHEDULE 5.2(h) TO THE STOCK EXCHANGE AGREEMENT

None


SCHEDULE 5.2(i) TO THE STOCK EXCHANGE AGREEMENT


None

SCHEDULE 5.2(j) TO THE STOCK EXCHANGE AGREEMENT


None

Annex 2
NAME                                     No. of Shares       Cert #         No. of
                                                                            Consideration Shares
                                         -------------       ------         --------------------

Jack Appelman                                40,000            57                50,000
Applejack, Inc.
Historic Route 7A
Manchester Center, Vermont 05255
802-362-0575

Alan S. Berger, MD & Dana E. Berger          20,000              32              25,000
627 Harts Ridge Road
Conshohocken, PA 19428
610-825-1433

Ashley Brown & Danielle Brown                11,200              48              14,000
J. Brown Jewelers
1802 Reisterstown Road
Baltimore, MD 21208
410-484-3388

Bernard W. Chang                             16,667              27               20,833.75
1321 Walnut Avenue
Annapolis, MD 21403

Michael J. Chaparro                           3,000              14                3,750
9437 Gentle Circle
Montgomery Village, MD 20886

James Connolly                              750,000              23              937,500
Salesmation, Inc., Inc.
3 Corporate Plaza # 250
Newport Beach, CA 92660

Cumbria Trading Limited                      60,000              26               75,000
16 Rue de la Pelisserie
1211 Geneva 3
Switzerland
(41) 23 317 7373

Dreamvest
417 Orchid Ave.
Corona Del Mar, CA 92625                  1,850,000              20            2,312,500
800-715-9999

Mark Dubin                                   11,200              49               14,000
J. Brown Jewelers
1802 Reisterstown Road
Baltimore, MD 21208
410-484-3388

Amy Elias                                     7,000              35                8,750
214 Lambeth Road                              7,000              86                8,750
Baltimore, MD 21210
410-243-3790 (w)

Marcy M. Engelbrecht                         16,390              58               20,487.50
19 Hillsyde Court
Cockeysville, MD 21030
410-683-0930

First International Ventures              1,300,000              18            1,625,000
42 Kennedy Ave.
Roseau, Commonwealth of Dominica
West Indies

Wendy & Dana Frank                          10,000               59               12,500
908 Army Road
Baltimore, MD 21204
410-583-7112


Gary M. Frey                                 5,000               75               6,250
3012 S. Rancho Drive
Las Vegas, NV 89102

Michael Frey & Catherine Bloom              23,000               76              28,750
Same as above

Robert M. Frey                              10,000               77              12,500
Same as above


Donna D. Fried                              10,000               34              12,500
11 Whitebridge Court
Baltimore, MD 21208
410-486-7912

Steven M. Gelblum                            5,000               81               6,250
11447 Cronhill Drive # L
Owings Mills, MD 21117



Diana Gerometta                              5,000               38               6,250
703 Deepdene Road
Baltimore, MD 21210
410-385-9226

Andrew Gorelick                              5,000               80               6,250
7206 Brook Falls Terrace
Baltimore, MD 21209

Marie Alexandra Helper                       5,000               41               6,250
5 Quail Hollow Road
Lutherville, MD 21093

Eric Jacoby                                  7,500               39               9,375
9 Moran Rd
West Orange, NJ 07052

Beverly D. Jones                            7,600               12                9,500
9200 Edwards Way Unit 312
Adelphi, MD 20783
Formula 1,LLC                              45,000               47               56,250
Donald Kahn
2032 Jolly Road
Baltimore, MD 21209
410-687-2411

Leonard Kaplan                             80,000               36              100,000
3801 Canterbury Road
Baltimore, MD 21218
410-467-9448

W. Hudson Kensel & Carol  J. Kensel         5,000               40                6,250
P.O. Box 1881 (Also: 640 Bell St.)
Edmonds, WA 98020
425-697-2652

Knarf Parking, LLC                         23,333               71              29,166.25
214 E. Lexington Street                    10,000               30              12,500
Baltimore, MD 21202
($50,000 GUAR)
410-625-0800

Larry Koontz                                1,000               50              1,250
18808 N. 3rd Avenue
Phoenix AZ 85027
623-581-2411

T. Rowe Price Custody IRA for              11,667               61              14,583.75
Ann G. Krulevitz
57 Jones Falls Terrace
Baltimore, MD 21209
410-486-8140



T. Rowe Price Custody IRA for              15,000               62              18,750
Steven E. Krulevitz
Steven & Ann Krulevitz                     15,000              63               18,750
Same as above                               3,333              64                4,166.25


Felix B. Laboy                            13,334               65               16,667.50
8222 Stone Trail Drive
Bethesda, MD 20817
202-457-7227 x252

Joseph Maria                               1,000               51               1,250
301 Old Tarrytown Road
White Plains, NY 10603
914-684-0333

Marvin Marks                              25,000               33               31,250
11 Whitebridge Court
Baltimore, MD 21208
410-486-7912

Donald McGinnis                            5,000               44               6,250
8842 Kennelly Lane
Anaheim, CA 92804

Curtis Moore                              10,000               52               12,500
Additions Limited
744 Alabama St., Suite 300
San Francisco, CA 94110
415-695-2370

Michael T. Mull                           10,000               42               12,500
3 Woodchester Court
Baltimore, MD 21208
410-653-5905



Mark S. Myerson & Virginia K. Myerson    166,667               24              208,333.75
11 Cool Spring Court
Lutherville, MD 21093
410-339-5271

Mark S. Myerson IRA                       83,333               29              104,166.25
Same as above

Mark S. Myerson                           50,000               28               62,500
Same as above

Mark Myerson                             100,000               66              125,000
Same as above

Amy Sue Nochumowitz                        5,000               30                6,250
30 East 25th Street
Baltimore, MD 21218
410-486-3777

Amy Nochumowitz                            8,333               85               10,416.25
30 East 25th Street
Baltimore, MD 21218
410-486-3777

Opus International                     1,850,000               19            2,312,500
19 Hillsyde Court
Cockeysville, MD 21030

Doris Palma                                1,500               15                1,875
4230 Fordham Road, NW
Washington, DC 20016

Andre-Paul Pellet                         21,200               10               26,500
6419 Barrington Drive
Frederick, MD 21701




Mercedes M. Pellet                        84,600                8              105,750
13123 Shadyside Land
Germantown, MD 20874

Micheal R. Pellet                         60,400                9               75,500
13123 Shadyside Land
Germantown, MD 20874


Michael T. Pellet                          1,500               16                1,875
11100 Innsbrook Way
Ijamsville, MD, 21754

Robert S. Pellet                             600               17                  750
258 Timber Hollow Street
Henderson, NV 89014

Theodora Pellet                           15,100               11               18,875
9525 Cape Anne Pl.
Montgomery Village, MD 20886

William J. Pellet                          4,500               13                5,625
9525 Cape Ann Place
Montgomery Village, MD 20886

Evangelina R. Queral, MD &
Louis E. Queral, MD                       5,000                37                6,250
205 E. Joppa Road Apt. #2502
Towson, MD 21286
410-823-7948

Dr. Luis Queral, MD TTEE Luis A.        11,000              83                   13,750
Queral, MD, PA PS Plan DTD  10-         133,333             53                  166,666.25
02-96 FBO Luis A. Queral                400,000             54                  500,000
20 Hickory Knoll Court
Lutherville, MD 21093-4745



Thomas Ronk                           1,000,000             22                1,250,000
Salesmation, Inc., Inc.
3 Corporate Plaza # 250
Newport Beach, CA 92660

Ronald & Mildred Rosie                    7,000             68                    8,750
5570 W. Mercer Way
Mercer Isl. WA 98040

Edward Rubin                              5,000             69                    6,250
1601 Broad Run Road
Landenberg, PA 19350
610-274-1340

Peter M. Rubin, SEP/IRA                  14,110             43                   17,637.50
113 Lancefield Road
Baltimore, MD 21209
410-602-2883

Andrew Slutkin                            5,000             70                    6,250
40 Stridesham Ct.
Baltimore, MD 21209-5301
410-484-7006

SupraFin, Inc.                          247,267             55                  309,083.75
19 Hillsyde Court
Cockeysville, MD 21030

Richard Swartz                           18,667             84                   23,333.75
1104 Harrinton Rd
Baltimore, MD 21210

Technology Ventures, LLC                 16,667             82                   20,833.75
Matt Schilowitz
Box 549
Speonk, NY 11972



Roger W. & Catherine G. Titus             5,000             74                    6,250
8616 Fenway Drive
Bethesda, MD 20814

Wallbrook Mill & Lumber Co., Inc.         5,000             78                    6,250
Profit Sharing Plan and Trust
2636 W. North Ave
Baltimore, MD 21216

Donald P. & Jean Welsh                   20,000             72                   25,000
21 Hickory Knoll Court
Lutherville, MD 21093

Jack Wladyka                             10,000             73                   12,500
313-93 Lombard Ave.
Winnipeg, MB, Canada R3B3B1
204-943-7672

Aaron Young                              30,000             25                   37,500
6037 Hollins Avenue
Baltimore, MD 21210
410-377-2886

YR Holdings Family
 Limited Partnership                    100,000             46                  125,000
Aaron Young
1802 Reisterstown Road
Baltimore, MD 21208
410-484-8900

Elliot Zulver & Sally B. Gold            5,000              79                    6,250
157 W. Lanvale St.
Baltimore, MD 21217



SCHEDULE 5.2(k) TO THE STOCK EXCHANGE AGREEMENT


None







SCHEDULE 5.2(l)(i) TO THE STOCK EXCHANGE AGREEMENT


None